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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-88744, 33-88745, 33-88746 and 333-70653) of
NovaCare, Inc. of our report dated August 30, 1999, except for third and fourth paragraphs of Note 2 as to which the date is September 10, 1999, which report includes an explanatory paragraph addressing matters which raise substantial doubt about the Company's ability to continue as a growing concern, relating to the financial statements and financial statement schedule, which appears on page 59 of this Form 10-K.





PricewaterhouseCoopers LLP

Philadelphia, PA
September 20, 1999